UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Andatee China Marine Fuel Services Corporation
(Name of Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant

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Andatee China Marine Fuel Services Corporation

Notice of Annual Meeting and Proxy Statement

Annual Meeting to be held on October 22, 2010 at 10 a.m. EST at the offices of Cozen O’Connor at 277 Park Avenue, 20th Floor, New York, NY 10172

Andatee China Marine Fuel Services Corporation
Unit C, No. 68 West Binhai Road, Xigang District Dalian
People’s Republic of China

Notice of Annual Meeting of Shareholders to be Held on October 22, 2010

Dear Shareholder:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders (the “Annual Meeting”) of Andatee China Marine Fuel Services Corporation is to be held on October 22, 2010, at 10 a.m. EST, at the offices of Cozen O’Connor at 277 Park Avenue, 20TH Floor, New York, NY 10172, for the following purposes:

1.	To elect directors, each to serve until the next annual meeting of shareholders or until each successor is duly elected and qualified;

2.	To ratify the appointment of Jewett, Schwartz, Wolfe & Associates as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Details relating to the above matters are set forth in the attached Proxy Statement.  All shareholders are cordially invited to attend the Annual Meeting; however, only shareholders of record at the close of business on August 30, 2010 (“Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.  A complete list of these stockholders will be open for the examination of any shareholder of record at the principal executive offices of the Company, but will be closed at least 10 days immediately preceding the Annual Meeting.  The list will also be available for the examination of any shareholder of record present at the Annual Meeting.  The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

The Board of Directors recommends that you vote FOR Proposals 1 and 2.

We look forward to seeing you at the meeting in October.

Sincerely,

/s/ An Fengbin
An Fengbin
Chairman of the Board, Chief Executive Officer

September 14, 2010

Whether or not you plan to attend the meeting in person, please complete, sign and date the enclosed proxy and return it promptly in the enclosed return envelope.  No postage is required if mailed in the United States. You may also vote your shares by telephone voting which is explained in further detail on your proxy card. Shareholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of Shareholders to be held on October 22, 2010:

Electronic copies of this Proxy Statement, the form of proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at http://www.cstproxy.com/andatee/2010.

Information about the Annual Meeting and Voting

Why did you send me this proxy statement?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Andatee China Marine Fuel Services Corporation, a Delaware corporation, for use at the Annual Meeting of its shareholders to be held on October 22, 2010, at the offices of Cozen O’Connor at 277 Park Avenue, 20th Floor, New York, NY 10172 at 10 a.m. EST, and at any adjournments or postponements of the Annual Meeting.  This proxy statement summarizes the information you need to make an informed vote on the proposals to be considered at the Annual Meeting.  However, you do not need to attend the Annual Meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card using the envelope provided, or vote by telephone as described on the proxy card.  The terms “Andatee,” “Company,” “we,” or “our” refer to Andatee China Marine Fuel Services Corporation.

What are the purposes of this meeting?

The Board of Directors, on behalf of Andatee, is seeking your affirmative vote for the following:

1.	To elect directors, each to serve until the next annual meeting of shareholders or until each successor is duly elected and qualified;

2.	To ratify the appointment of Jewett, Schwartz, Wolfe & Associates as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Management of the Company did not receive any shareholder proposals for inclusion in this Proxy Statement by the date prescribed therefor and is not aware of any other matters to be presented for action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote at their discretion pursuant to the proxy card in accordance with their best judgment on such matters.

Who may attend the meeting?

Only shareholders, their proxy holders, and our invited guests may attend the Annual Meeting.  If you plan to attend, please bring identification, and, if you hold shares in street name, you should bring your bank or broker statement showing your beneficial ownership of Andatee stock in order to be admitted to the meeting.

Who can vote?

You can vote at the Annual Meeting in all matters properly brought before the Annual Meeting if, as of the close of business on the record date, August 30, 2010, you were a holder of record of the Company’s common stock.  On the Record Date, there were 9,610,159 shares of our common stock issued and outstanding.

How many votes do I have?

Each share of common stock is entitled to one vote on each matter presented at the Annual Meeting.

Why would the Annual Meeting be postponed?

The Annual Meeting will be postponed if a quorum is not present on the date of the Annual Meeting.  In order for any business to be conducted, the holders of a majority of the shares issued and outstanding and entitled to vote at the meeting must be present, either in person or represented by proxy. If a quorum is not present, the meeting may be adjourned or postponed by those shareholders who are represented. The meeting may be rescheduled at the time of the adjournment with no further notice of the rescheduled time. An adjournment will have no effect on the business to be conducted.

Shares represented by proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting. Shares held in a brokerage account that are voted by the broker or other nominee on some but not all matters will be treated as shares present for purposes of determining the presence of a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under current rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on the election of directors,. We encourage you to provide instructions to your bank, broker or nominee by carefully following the instructions provided. This will ensure that your shares are voted at the Annual Meeting as you direct.

How do I vote by proxy?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

You can vote your proxy on the Internet as instructed in the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form. The Internet procedures are designed to authenticate a shareholder’s identity, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.  If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

1.	FOR the election of the director nominees

2.	FOR the ratification of the appointment of Jewett, Schwartz, Wolfe & Associates

If any other matters are presented, your proxy will vote in accordance with his best judgment.  At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

How do I vote in person?

If you plan to attend and vote in person at the Annual Meeting or at a later date if the meeting is adjourned or postponed, we will give you a ballot when you arrive.  However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

If your shares are registered in your name, you are a stockholder of record with respect to those shares.  If your shares are registered in the name of your broker or bank, your shares are held in street name and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker or bank how to vote your shares, and you will receive separate instructions from your broker or bank describing how to vote your shares.

May I revoke my proxy?

If you give a proxy, you may revoke it at any time before it is exercised.  You may revoke your proxy in three ways:

1.	You may send in another proxy with a later date.

2.
You may notify us in writing (or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Annual Meeting that you are revoking your proxy.

3.	You may vote in person at the Annual Meeting.

What vote is required to take action?

Proposal 1 – Election of Directors. The election of directors nominated in Proposal 1 requires the vote of a majority of the votes of all shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.  A “majority” of the votes cast means that the number of votes cast “for” a director nominee must exceed the votes cast “against” that nominee. In the context of the election of four directors at the Annual Meeting, it will mean that each of the director nominees will be required to receive more votes “for” than “against” to be elected. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

Proposal 2 – Ratification of Appointment of the Company’s Auditors.  The affirmative vote of a majority of the votes of all shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. Abstentions and broker non-votes will have no effect on the outcome of the Proposal 2.

Shares that are entitled to be voted by a shareholder who is present, in person or by proxy, at the annual meeting but who abstains from voting or withholds a vote, will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. “Broker non-votes” are also treated as shares that are present for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker is present at the meeting or returns a proxy but does not have discretionary voting power to vote on a specific matter (such as non-routine proposals) and has not received timely voting instructions from the beneficial owner with respect to such matter. Many brokers are subject to rules which prohibit them from “discretionary” voting on certain proposals unless they receive specific instruction from the beneficial owner to vote on such matters. Such rules prohibit the brokers to vote with respect to proposals related to contested director elections and equity compensation, absent such instruction, but such rules currently do not prohibit the brokers to vote on proposals related to ratification of accountants in the absence of such instructions if and as they choose.

Who is making this solicitation?

We are soliciting your vote through the use of the mail and will bear the cost of this solicitation.  We will not employ third party solicitors, but our directors, officers, employees, and consultants may solicit proxies by mail, telephone, personal contact, or through online methods.  We will reimburse their expenses for doing this.  We will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our stock.  Other proxy solicitation expenses include those for preparation, mailing, returning, and tabulating the proxies.

Are there any dissenters’ rights of appraisal?

The Board is not proposing any action for which the laws of the State of Delaware, our Certificate of Incorporation or our Bylaws, as amended from time to time, provide a right of a shareholder to obtain appraisal of or payment for such shareholder’s shares.

Where are the principal executive offices of Andatee?

Our principal executive offices are located at Unit C, No. 68 West Binhai Road, Xigang District Dalian, People’s Republic of China and our telephone number is 011 (86411) 8360 4683.

How can I obtain additional information about Andatee?

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission are being sent to all shareholders along with this proxy statement. Additional copies will be furnished without charge to shareholders upon written request. Exhibits to the Annual Report will be provided upon written request. All written requests should be directed to:  Andatee, c/o Chief Financial Officer, Unit C, No. 68 West Binhai Road, Xigang District Dalian, People’s Republic of China.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires that we file reports, proxy statements and other information with the SEC.  The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including Andatee, that file electronically with the SEC.  The SEC’s website address is http://www.sec.gov.  In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549; and at the SEC’s regional offices at 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661.  Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, DC 20549.

YOUR VOTE IS IMPORTANT.   EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR SHARES ARE REPRESENTED AND VOTED.  THIS BENEFITS THE COMPANY BY REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION.

Security Ownership of Certain Beneficial Owners and Management

Our common stock constitutes our only voting securities. The table below provides beneficial ownership of our securities, as of the Record Date and to the best of our knowledge, by (i) each person known to us that beneficially owns more than 5% of our outstanding shares of common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our current directors and executive officers as a group. As of the record date, August 30, 2010, there were 9,610,159 shares of our common stock issued and outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class (6)
An Fengbin	5,442,397	(2)	55.8%
Wen Tong	60,000	(3)	*
Francis Leong	5,625	(4)	*
Wen Jiang	3,750	(4)	*
Yu Bing	3,750	(4)(5)	*
Star Blessing Enterprises Ltd	5,442,397	(2)	55.8%
Directors and executive officers as a group of 5 persons	5,515,522	(7)	57%

*Less than 1%
(1)           For purposes of determining the amount of securities beneficially owned, share amounts include all common stock owned outright plus all shares of common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days of the record date. The Percent of Class is based on the number of shares of the Company’s common stock outstanding as of the record date. Shares of common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days of the record date, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other owners. The address of all persons named in this table is: c/o Andatee, Unit C, No. 68 West Binhai Road, Xigang District Dalian, People’s Republic of China.
(2)           Mr. An Fengbin has the power to vote and dispose of all of the securities of Oriental Excel Enterprises Limited, a British Virgin Islands company (“OEEL”) pursuant to the August 2009 amendment to the March 26, 2009 agreement (the ‘‘Original Agreement’’) by and between Ms. Lai WaiChi, a citizen of Hong Kong, who holds 100% equity interest in OEEL (which entity, in turn, holds 100% equity interest in Star Blessing Enterprises Limited) and Mr. An Fengbin. Under the terms of the amendment to the Original Agreement, the parties agreed to (i) terminate Article 2 of the Original Agreement which set forth certain conditions of disbursement of Ms. Lai’s holdings of all of her holdings of the OEED securities (the ‘‘Transfer Shares’’), and (ii) replace Article 2 with an agreement that An Fengbin will be entitled to the Transfer Shares, in exchange for no consideration, in the event net income reported in the consolidated interim financial statements of Goodwill for the six month period ended June 30, 2009 is not less than $1.5 million. OEEL is the sole owner of the securities of Star Blessing Enterprises Limited, also a British Virgin Islands company, which, in turn, holds 89.4% ownership in the Company. The requirement for net income of not less that $1.5 million for the six month period ended June 30, 2009 was met, and therefore An Fengbin is now entitled to receive the Transfer Shares at such time as permitted under PRC laws and regulations, as such laws and regulations permit. Specifically, Mr. An will be permitted to receive such shares when he completes his registration application with the State Administration of Foreign Exchange (SAFE).  An Fengbin’s right to receive the Transfer Shares for no consideration reflects the fact that Goodwill paid no consideration to Xingyuan or its stockholders for entering into the agreements under which Xingyuan became a VIE of the Company.  In July 2010, Ms. Lai WaiChi agreed to transfer her interest in OEEL to Ms. Wang Jing, Mr. An’s spouse.  In addition, Mr. An’s beneficial ownership includes 100,000 options to purchase shares of common stock granted to him, of which 40,000 options vested immediately upon grant date, July 14, 2010, and the remaining 60,000 options will vest in two equal installments on July 14, 2011 and July 14, 2012.
(3)           Represents 60,000 options to purchase shares of common stock, of which 20,000 options vested immediately upon grant date, July 14, 2010, and the remaining 40,000 options vest in two equal installments on July 14, 2011 and July 14, 2012.
(4)           Represents director options to purchase shares of common stock of the Company.
(5)           Effective as of September 1, 2010, Yu Bing, resigned as (i) a Board member, and (ii) a member of the standing committees of the Board, as discussed in detail below. Yu Bing’s resignation was not for cause or due to any disagreements with the Company. She resigned for personal reasons, including to address the time demands from other business opportunities and commitments.

(6)           Reflects the 1-for-1.333334 reverse stock split effected in October 2009.

(7)           On September 13, 2010, the Board appointed Yudong Hou to the Board and its standing committees, as an “independent” director to the Board.  Yudong Hou does not beneficially own any securities of the Company as of the date of this filing.  For more details relating to this appointment, see the discussion below.

Section 16(a) Beneficial Ownership Compliance during 2009

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities within specified time periods to file certain reports of ownership and changes in ownership with the SEC.

Andatee became subject to the reporting requirements, including Section 16(a) beneficial ownership reporting, under the Exchange Act in February 2010.  Therefore, neither the Company nor any of its reporting persons had any reports to be filed during 2009. Since February 2010 through the date of this proxy statement and based solely upon a review of Forms 3, 4 and 5 furnished to the Company pursuant to Rule 16a-3, the Company believes that all such forms required to be filed pursuant to Section 16(a) were timely filed as necessary by the executive officers, directors and security holders required to file.

Proposal 1

To elect directors, each to serve until the next annual meeting of shareholders or until each successor is duly elected and qualified

Our Board has concluded that the re-election of all of our current directors (the “Director Nominees”) to the Board is in our best interests and recommends approval of their re-election.  Our Board currently consists of five directors: An Fengbin, Wen Tong, Yudong Hou, Francis N.S. Leong and Wen Jiang.  The Nominating and Governance Committee of the Board nominated and the Board at large approved and recommended all of the current members of our Board for re-election at the Annual Meeting.

In case any of the nominees becomes unavailable for election to the Board the persons named as proxies will have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment.  The Board nominees, if elected, will serve until the next annual meeting of shareholders or until each successor is duly elected and qualified. All nominees have consented to being named herein and have indicated their intention to serve as our directors, if elected.  Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the named director nominees.  If a nominee becomes unable or unwilling to accept nomination or election, the Board may either select a substitute nominee or reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee. Alternatively, if the Board does not select a substitute nominee, the proxies may vote only for the remaining nominees, leaving a vacancy that may be filled at a later date by the Board.  The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected..

Biographical information with respect to the current Board members who are also the Director Nominees, including such members’ particular qualifications and skills that led the Board to conclude that each such member should continue to serve as a Board member, is provided in the Directors and Executive Officers of Andatee section of this proxy statement appearing on page 11.

Vote Required for Approval of Proposal 1; Board recommendation

The election of directors nominated in Proposal 1 requires the vote of a majority of the votes of all shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. A “majority” of the votes cast means that the number of votes cast “for” a director nominee must exceed the votes cast “against” that nominee. In the context of the election of five directors at the Annual Meeting, it will mean that each of the five director nominees will be required to receive more votes “for” than “against” to be elected.

The Board recommends a vote FOR the election of all the Director Nominees named above.

Proposal 2

To ratify the appointment of Jewett, Schwartz, Wolfe & Associates as independent auditors of the Company for the fiscal year ending December 31, 2010

The Company has selected the firm of Jewett, Schwartz, Wolfe & Associates (“JSW”) to audit the financial statements for the fiscal year ending December 31, 2010, and seeks shareholder ratification of said appointment.  The Audit Committee, which has selected JSW to serve as our independent auditors, believes that JSW has the personnel, professional qualifications and independence necessary to act as the Company’s independent auditors.  A representative of JSW will be in attendance at the Annual Meeting either in person or by telephone.  The representative will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

The ratification by our shareholders of the Audit Committee’s selection of independent public accountants is not mandated by Delaware law, our bylaws or other legal requirements. However, the Audit Committee is submitting its selection of JSW to our shareholders for ratification this year. If the selection of JSW is ratified by our shareholders at the Annual Meeting, the Audit Committee, in its discretion, nevertheless may select and appoint a different independent accounting firm at any time.  If the shareholders do not ratify the selection of JSW, the Audit Committee will reconsider the retention of that firm, but the Audit Committee would not be required to select another firm as independent public accountants and may nonetheless retain JSW.  If the Audit Committee does select another firm to serve as the Company’s independent public accountants, whether or not the shareholders have ratified the selection of JSW, the Audit Committee would not be required to call a special meeting of the shareholders to seek ratification of the selection, and in all likelihood would not call a special meeting for that purpose.  In all cases, the Audit Committee will make any determination as to the selection of the Company’s independent public accountants in light of the best interests of the Company and its shareholders.

Overview and Audit Fees

In February 27, 2010, the Company, upon the Audit Committee’s review and approval, engaged JSW as its independent registered public accounting firm to audit the Company’s financial statements and to perform reviews of interim financial statements. Prior to engaging JSW, there has been no consultation with JSW regarding the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on the Company’s financial statements.  Prior to engaging JSW, there has been no written report or oral advice provided by JSW that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

The following table represents the fees for professional services rendered by JSW for the fiscal years 2009 and 2008:

Services Performed	2009	2008
	-	-

Audit Fees (1)	$122,774	$137,344
Audit-Related Fees (2)	-	-
Tax Fees (3)	-	-
All Other Fees (4)	-	-
	-	-
Total Fees	$122,774	$137,344

(1)           Audit fees represent the aggregate fees billed for professional services rendered by JSW for the audit of our annual financial statements, review of financial statements included in our quarterly reports, review of registration statements or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)           Audit-related fees represent the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees. There were no such fees in fiscal 2008 and 2009.
(3)           Tax fees represent the aggregate fees billed for professional services rendered by our principal accountants for tax compliance, tax advice, and tax planning for such years. There were no such fees in 2008 and 2009.
(4)           All other fees represent the aggregate fees billed for products and services other than the services reported in the other categories. There were no such fees in fiscal 2008 and 2009.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent auditors. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors’ independence.  Our Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by our independent accountants.  The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent accountants.  The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent accountants.  All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the accountants’ independence.  As permitted under the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to one or more of its members.  Any service pre-approved by a delegate must be reported to the Audit Committee at the next scheduled quarterly meeting.  The Audit Committee considered whether the provision of the auditors’ services, other than for the annual audit and quarterly reviews, is compatible with its independence and concluded that it is compatible.  In 2009 and 2008, all such services were pre-approved by the Audit Committee.

Vote Required for Approval of Proposal 2; Board recommendation

The affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote is required to approve this proposal.

The Board recommends a vote FOR this Proposal 2.

Directors and Executive Officers of Andatee

The following table sets forth the names and ages of all Andatee directors and executive officers as of December 31, 2009.

Name	Age	Position(s) with the Company
An Fengbin	43	Chairman of the Board of Directors, President and Chief Executive Officer

Wen Tong	34	Chief Financial Officer

Wen Jiang	48	Independent Director(1)(2)(3)(4)

Francis N.S. Leong	66	Independent Director(1)(2)(3)

Yu Bing	33	Independent Director(1)(2)(3)(6)

Bai Jinhai	71	Chief Technology Officer

Sun Xun	41	Chief Operating Officer(5)

Yudong Hou	41	Independent Director(1)(2)(3)(7)

(1)           Member of the Audit Committee.
(2)           Member of the Compensation Committee.
(3)           Member of the Nominating and Governance Committee.
(4)           Audit Committee financial expert.
(5)           Appointed effective June 17, 2010, following Chen Yuqiang’s resignation from the same office for personal reasons.
(6)           Effective as of September 1, 2010, Yu Bing resigned as (i) a Board member, and (ii) a member of Audit, Compensation, and Nominating and Corporate Governance Committees of the Board, respectively. Yu Bing’s resignation was not for cause or due to any disagreements with the Company. She resigned for personal reasons, including to address the time demands from other business opportunities and commitments.
(7)           On September 13, 2010, our Board appointed Yudong Hou to serve on the Board as well as on the Audit, Compensation and the Nominating & Governance Committees of the Board.  Yudong Hou was appointed to the vacancy on the Board and its standing committees following Yu Bing’s departure from the Board. The Board determined that Yudong Hou is an “independent” director as such term is defined under the Nasdaq Marketplace Rules and the federal securities laws, as described in more detail below.

Board of Directors

Our Board oversees our business affairs and monitors the performance of our management.  Each director and executive officer holds office until his successor is duly elected and qualified, his resignation or he is removed in the manner provided by our Bylaws.  All officers are appointed and serve at the discretion of the Board. All of our officers devote their full-time attention to our business.

Biographical Information of Directors and Executive Officers

Biographical information with respect to the Company’s current executive officers and directors and the Director Nominees is provided below.

An Fengbin has served as our Chairman, President and Chief Executive Officer since May 2004. From 1985 to 1996, Mr. An worked in the Credit and Loan Department of China Agricultural Bank where he held the title of Deputy Director of Corporate Department, following which engagement, he joined Dalian Zhenyuan Oil Blending Co., Ltd. as a General Manager in 1996 and remained until May 2000. In September 2001, he established a joint venture with Sinopec Corp. (China Petroleum & Chemical Corporation) and founded Xingyuan. Mr. An graduated from Dongbei Finance and Economics University in September 2003 with a degree in Economic Management degree. Mr. An’s substantial experience in the petrochemical industry and his day to day leadership as President and Chief Executive Officer of our Company provides him with intimate knowledge of our business and operations.

Wen Tong has been our Chief Financial Officer and Director since May 2007. From November 2005 to April 2007, Mr. Wen has worked at China Industrial Waste Management Co., Inc., an OTC-BB company with approximately $10 million in revenue in 2007, as a director and a Deputy Manager. Prior to that, Mr. Wen worked as an auditor at the accounting firm of Liaoning Tianjin Accounting. Mr. Wen holds a degree in Accounting from Dongbei Finance and Economics University (September 1998).  Wen Tong’s significant expertise and experience in the public accounting and finance enables him to effectively address and analyze the challenges and opportunities facing a US public company with multiple operations in the PRC.

Wen Jiang has served as our director since July 2009. From 1993 to present, Mr. Jiang has served as Managing Director of the accounting firm of Wen Jiang & Company, PC in Portland, Oregon, where he provides services to more than 300 clients in the public and private sectors. Mr. Jiang has 18 years of experience in accounting, auditing, tax and international business consulting matters.  Wen Jiang is an independent director on the Board of Directors of China Industrial Waste Management, Inc., an industrial waste collection company based in Dalian, China (CIWT - OTC-BB).  He is a licensed CPA in the State of Oregon (1993) and a registered member with PCAOB. Mr. Jiang holds a Bachelor of Science degree in Accounting from Eastern Oregon University (1989). Wen Jiang’s substantial experience and expertise in accounting, auditing, tax and international business consulting matters provide valuable insights to the Board and the Board committees on which he serves.

 Francis N.S. Leong has served as our director since July 2009. From 2003 to present, Mr. Leong has served as a Principal at Sungai River, Inc., an international financial consulting firm. Mr. Leong also holds directorships on the Boards of several public companies, including Boyuan Construction Group, Inc., a Chinese construction company (BOY - Toronto Stock Exchange); and China Industrial Waste Management, Inc., an industrial waste collection company based in Dalian, China (CIWT - OTC-BB). Mr. Leong holds a Bachelor of Commerce degree from National Chengchi University in Taipei, Taiwan (1968) and a Master’s degree in Public Administration from Marriott School of Management, Brigham Young University, (1975).  Francis N.S. Leong brings years of public company and accounting experience and expertise to his work on the Board and its standing committee.

Yu Bing has served as our director since July 2009. From June 2007 to present, Ms. Yu has served as Executive Director of Brainzoom Investment Holdings Limited, an international business and financial consulting firm. From October 2009 to present, Ms. Yu served as Chief Financial Officer of China New Borun Corporation, a multinational company principally engaged in manufacture and distribution of edible alcohol and its by-products (NYSE: BORN). From March 2006 to May 2007, she served as Corporate Financial Director of Cellon International Holdings Corporation, an electronics component design company. From June 1999 to March 2006, Ms. Yu served as Audit Manager at Arthur Andersen, then, at PricewaterhouseCoopers LLP (PWC). Ms. Yu holds a Bachelor of Accounting from Central University of Finance and Economics (1998).  Yu Bing resigned from the Board and from all standing committees thereof, effective as of September 1, 2010, for personal reasons.

Yudong Hou was appointed as our director effective as of September 13, 2010.  Prior to this appointment, from July 2007 to present, Mr. Hou has been Managing Director of Eastern Link Capital, an investment firm that seeks late stage and middle market investment opportunities in China.  Prior to that, from May 2005 to July 2007, he served as Executive Vice President of GF Securities, Inc. in Beijing, China, where he, among other things, managed and supervised the firm’s investment banking, mergers & acquisitions and underwriting activities. From February 2003 to April 2005, he served as Executive Vice President of GF Northern Securities, Inc. in Dalian, China, where he managed 18 branch offices throughout China with over 300 employees and approximately RMB 10 billion in assets. From April 2002 to January 2003, Mr. Hou served as Executive Vice President at the investment management group of GF Securities, Inc., in Guangzhou, China, where he, among other things, directed portfolio managers, research analysts and sales professionals in managing institutions and high net worthy clients’ assets. From November 2001 to March 2002, Mr. Hou was employed at Edward Jones in Newton, MA, as an investment representative, where he trained management of retail office, participation of Edward Jones’ investment banking underwriting business, sales of securities and compliance with regulators.  From June 1999 to October 2001, Mr. Hou was a financial advisor with Waddell & Reed Financial in Worcester, MA. Prior to that, from March 1994 to August 1997, he served as Vice President  and Chief Financial Officer of IDG Technology Venture Investment Company, an asset management company in Beijing, China.  Mr. Hou holds a Bachelor’s degree in Accounting from Economic Management School, North China University of Technology, Beijing, China (1992) and a Master’s degree in Finance from Sawyer School of Management Suffolk University (1999). He also holds FINRA Series 6, 7 and 63 securities licenses.  Yudong Hou brings to the Company, its Board and standing committees his expertise and substantial experience in the areas of investment banking, venture capital and capital finance.

Bai Jinhai has been our Chief Technological Officer since March 2005. Mr. Bai holds a Chemical Engineering degree from Dalian Technological University (DTU) (1963). Following his graduation, he remained on the DTU faculty and has taught in undergraduate and graduate programs at the DTU. He has also conducted independent research in the oil and chemical technology areas.

Sun Xun joined the Company as new Chief Operating Officer effective as of June 17, 2010.  Mr. Sun brings to Andatee over 20 years of operational experience in the PRC petrochemical industry. He has been with the Company for over 5 years as operations manager. Prior to joining Andatee, Mr. Sun was a Sales Manager at a subsidiary of Heilongjiang Petrochemical Company. Prior to that, he was a Sales Manager for Dalian Hengda High Technology Co., Ltd. and Wuhan Chang Ning Engineering Co., Ltd.  From 1989 to 2002, he held various positions at Jiamusi Chemical Co., Ltd. And, during the last 4 years of his tenure at Jiamushi, he was appointed to the office of the Associate Director in the company’s sales department.

 Director and Officer Involvement in Certain Legal or Material Proceedings

 There are no material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, or any associate of any such director, executive officer, affiliate or security holder is a party adverse to the Company or has a material interest adverse to the Company. There are no family relationships between any of the Company’s executive officers or directors and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director. There were no material changes to the procedures by which shareholders may recommend nominees to the Board since the Company’s last disclosure of such policies.

To the best of our knowledge, none of the following events have occurred during the past ten years that are material to an evaluation of the ability or integrity of any director, director nominee or executive officer of the Company:

•   any bankruptcy petition filed by or against, or any appointment of a receiver, fiscal agent or similar Officer for, the business or property of such person, or any partnership in which such person was a general partner or any corporation of which such person was an executive officer either, in each case, at the time of the filing for bankruptcy or within two years prior to that time;

•   any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•   being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:

(i)           acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, Director or employee of any investment company, bank, savings and loan association or insurance company; or

(ii)          engaging in or continuing any conduct or practice in connection with such activity;

(iii)         engaging in any type of business practice; or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

•   being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to act as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, Director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

•   being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or federal commodities law, and the judgment in such civil action or finding by the SEC or the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

•   being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial instructions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•   being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a) (26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or person associated with a member.

Director and Board Nominee Independence

Our Board is subject to the independence requirements of the Nasdaq Global Market (“Nasdaq”). Pursuant to the requirements, the Board undertakes an annual review of director independence.  During this review, the Board considers transactions and relationships between each director or any member of his immediate family and Andatee and its affiliates, including those transactions that are contemplated under Item 404(a) of Regulation S-K. The purpose of this review is to determine whether any such relationships or transactions exist that are inconsistent with a determination that the director is independent.  Our Board has determined that all current members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are ‘‘independent’’ under the standards provided by the Nasdaq and that the members of the Audit Committee are also “independent” for purposes of Section 10A-3 of the Exchange Act. An Fengbin and Wen Tong, in addition to serving on the Board, also serve as our President and Chief Executive Officer, and Chief Financial Officer, respectively, and neither serves on the Audit, Nominating and Governance, or Compensation Committees. The majority of the Board is comprised of independent directors. The Board based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors and the fact that no director previously reported a change in circumstances that could affect his independence. None of our directors engages in any transaction, relationship, or arrangement contemplated under section 404(a) of Regulation S-K.

Membership, Meetings and Attendance

Following our incorporation, our Board established all three standing committee of the Board in July 2009: Audit Committee, Compensation Committee, and the Nominating and Governance Committee.  During the fiscal year ended December 31, 2009, the Board held three meetings in person or telephonically and acted by written consent on one occasion. Also during fiscal year 2009, our Audit Committee met twice (with no action by written consent), with no meetings (or action by written consent) of either the Compensation or Nominating and Governance Committee during the same period. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served.

The membership and responsibilities of our current committees are summarized below.  Additional information regarding the responsibilities of each committee is found in, and is governed by, our Bylaws, as amended, each committee’s Charter, where applicable, specific directions of the Board, and certain mandated regulatory requirements.  The Charters of the standing committees of the Board as well as the Code of Conduct and Ethics are available at our website at http://www.andatee.com.  The information on our website is not a part of this proxy statement.  The information is also available in print to any shareholder who requests it.

Nominating and Governance Committee

The Nominating and Governance Committee has the following responsibilities as set forth in its charter:

•   to review and recommend to the Board with regard to policies for the composition of the Board;

•   to review any director nominee candidates recommended by any director or executive officer of the Company, or by any shareholder if submitted properly;

•   to identify, interview and evaluate director nominee candidates and have sole authority to retain and terminate any search firm to be used to assist the Committee in identifying director candidates and approve the search firm’s fees and other retention terms;

•   to recommend to the Board the slate of director nominees to be presented by the Board;

•   to recommend director nominees to fill vacancies on the Board, and the members of each Board committee;

•   to lead the annual review of Board performance and effectiveness and make recommendations to the Board as appropriate; and

•   to review and recommend corporate governance policies and principles for the Company, including those relating to the structure and operations of the Board and its committees.

Shareholders meeting the following requirements who want to recommend a director candidate may do so in accordance with our Bylaws and the following procedures established by the Nomination and Governance Committee.  The Board will consider all director candidates recommended to the Nomination and Governance Committee by shareholders owning at least 5% of our outstanding shares at all times during the year preceding the date on which the recommendation is made that meet the qualifications established by the Board.  To make a nomination for director at an Annual Meeting, a written nomination solicitation notice must be received by the Nomination and Governance Committee at our principal executive office not less than 120 days before the anniversary date our proxy statement was mailed to shareholders in connection with our previous annual meeting.  The written nomination solicitation notice must contain the following material elements, as well as any other information reasonably requested by us or the Nomination and Governance Committee:

•   the name and address, as they appear on our books, of the stockholder giving the notice or of the beneficial owner, if any, on whose behalf the nomination is made;

•   a representation that the stockholder giving the notice is a holder of record of our common stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

•   complete biography of the nominee, as well as consents to permit us to complete any due diligence investigations to confirm the nominee’s background, as we believe to be appropriate;

•   the disclosure of all special interests and all political and organizational affiliations of the nominee;

•   a signed, written statement from the director nominee as to why the director nominee wants to serve on our Board, and why the director nominee believes that he or she is qualified to serve;

•   a description of all arrangements or understandings between or among any of the stockholder giving the notice, the beneficial owner, if any, on whose behalf the notice is given, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice;

•   such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated,  or intended to be nominated, by our Board; and

•   the signed consent of each nominee to serve as a director if so elected.

In considering director candidates, the Nomination and Governance Committee will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors who can bring the benefit of various backgrounds, skills and insights to the Company and its operations. Each director nominee is evaluated in the context of the full Board’s qualifications as a whole, with the objective of establishing a Board that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment.  Each director nominee will be evaluated considering the relevance to us of the director nominee’s skills and experience, which must be complimentary to the skills and experience of the other members of the Board.  The Nominating and Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director candidates, but seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its shareholders.

Board Leadership Structure and Role in Risk Oversight

An Fengbin is our Chief Executive Officer and Chairman of our Board. He is also the founder of Andatee and its largest shareholder. It is An Fengbin’s opinion that a controlling shareholder who is active in business, as is currently the case, should hold both roles. The opinion is fully shared by our Board because An Fengbin is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. In addition, the Board believes the combined role of Chairman and Chief Executive Officer, at large, is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.  Francis N.S. Leong, the Chairman of our Audit Committee, is also the Lead Independent Director of our Board. In these capacities, Mr. Leong, among other things, presides over meetings of non-management, independent directors and, with input from other directors, prepares agendas for these meetings and maintain contact between the Board and the management of the Company.  Our Board believes that this arrangement has and continues to serve the best interests of the Company’s shareholders. In connection with its annual self-evaluation, the Board considers whether the current leadership structure continues to be appropriate for the Company. The Board believes that directors should be responsive to the Company’s evolving circumstances and objectives and therefore may in the future modify the Board’s leadership structure when and as necessary.

The Board views its role in the Company’s risk oversight process as receiving regular reports from members of senior management on areas of material risk to the Company, including strategic, operational, reporting and compliance risks. The full Board (or the appropriate standing committee of the Board in the case of risks that are under the purview of a particular committee) is to receive these reports from the appropriate party within the organization that is responsible for a particular risk or set of risks to enable it to understand our risk identification, management and mitigation strategies. The Board has developed an agenda of risk topics that are presented to the Board or one of its standing committees on an annual basis. When a committee is to receive such a report, the Chairman of the committee will discuss the report with the full Board during the next available Board meeting, holding additional meetings, if and when required. The Board believes that this practice enables the Board and its committees to coordinate risk oversight for the Company, particularly regarding the interrelationship among various risks. During its regular course of its activities, our Audit Committee discusses our policies with respect to risk assessment and risk management. The Compensation Committee and the Board each discuss the relationship between our compensation policies and corporate risk to assess whether these policies encourage excessive risk-taking by executives and other employees.

Shareholder Communications with Directors

We have no formal written policy regarding communication with the Board. Persons wishing to write to the Board or to a specified director or committee of the Board should send correspondence to the Secretary at our principal offices.  Electronic submissions of shareholder correspondence will not be accepted.  The Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors.  Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the shareholders, to the functioning of the Board, or to the affairs of Andatee.  Any correspondence received that is addressed generically to the Board will be forwarded to the Chairman of the Board.  If the Chairman of the Board is not an independent director, a copy will be sent to the Chairman of the Audit Committee as well.

Board Member Attendance at Annual Meetings

All current Board members and all nominees for election to our Board (two of whom, including two management directors, reside in the PRC) intend to attend our Annual Meeting unless personal or travel circumstances make such persons’ attendance impracticable or inappropriate.

Audit Committee

Mr. Leong currently serves as chairman of the Audit Committee. Yudong Hou and Wen Jiang are also members of the Audit Committee, with Wen Jiang serving also as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act.  All members of the Audit Committee are “independent” within the meaning of Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Board has determined that each member of the Audit Committee is “independent” as required by the Nasdaq listing requirements and under the federal securities laws. The purpose of the Audit Committee is to assist the Board in its general oversight of Andatee’s financial reporting, internal controls and audit functions.  The Audit Committee’s primary responsibilities are to:

•   review whether or not management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

•   review whether or not management has established and maintained processes to ensure that an adequate system of internal controls is functioning within the Company;

•   review whether or not management has established and maintained processes to ensure compliance by the Company with legal and regulatory requirements that may impact its financial reporting and disclosure obligations;

•   oversee the selection and retention of the Company’s independent registered public accounting firm, their qualifications and independence;

•   prepare a report of the Audit Committee for inclusion in the proxy statement for the Company’s annual meeting of shareholders;

•   review the scope and cost of the audit, the performance of the independent registered public accounting firm, and their report on the annual financial statements of the Company; and

•   perform all other duties as the Board may from time to time designate.

Compensation Committee

The duties of the Compensation Committee include establishing any director compensation plan or any executive compensation plan or other employee benefit plan which requires shareholder approval; establishing significant long-term director or executive compensation and director or executive benefits plans which do not require stockholder approval; determination of any other matter, such as severance agreements, change in control agreements, or special or supplemental executive benefits, within the Committee's authority; determining the overall compensation policy and executive salary plan; and determining the annual base salary, annual bonus, and annual and long-term equity-based or other incentives of each corporate officer, including the CEO.  Although a number of aspects of the CEO’s compensation may be fixed by the terms of his employment contract, the Compensation Committee retains discretion to determine other aspects of the CEO’s compensation.  The CEO reviews the performance of the executive officers of the Company (other than the CEO) and, based on that review, the CEO makes recommendations to the Compensation Committee about the compensation of executive officers (other than the CEO). The CEO does not participate in any deliberations or approvals by the compensation committee or the Board with respect to his own compensation. The Compensation Committee makes recommendations to the Board about all compensation decisions involving the CEO and the other executive officers of the Company. The Board reviews and votes to approve all compensation decisions involving the CEO and the executive officers of the Company. The Compensation Committee and the Board will use data, showing current and historic elements of compensation, when reviewing executive officer and CEO compensation.  The Committee is empowered to review all components of executive officer and director compensation for consistency with the overall policies and philosophies of the Company relating to compensation issues.  The Committee may from time to time delegate duties and responsibilities to subcommittees or a Committee member.  The Committee may retain and receive advice, in its sole discretion, from compensation consultants.  The Compensation Committee does not currently employ compensation consultants in determining or recommending the amount or form of executive and director compensation.  None of the members of our Compensation Committee is one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.  Wen Jiang is the Chairman of the Compensation Committee; Francis N.S. Leong and Yudong Hou are the other two members of this committee.

Code of Conduct and Ethics

   Our Board has adopted a Code of Ethics within the meaning of Item 406 of Regulation S-K that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code codifies the business and ethical principles that govern our business. The Code is designed to deter wrongdoing and to promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of the ethics code to an appropriate person or persons identified in the code; and (v) accountability for adherence to the Code. A copy of this Code is available at the Company’s website at http://www.andatee.com, and is available at no charge by contacting the Company at its headquarters as listed on the cover page of this report.  Information appearing on our website is not part of this proxy statement.

Compensation of Directors and Executive Officers

Summary Compensation Table

The following table sets forth information concerning the compensation for the fiscal years ended December 31, 2009, 2008 and 2007, respectively, of our (i) Chief Executive Officer, (ii) Chief Financial Officer, and (iii) all other executive officers (collectively, the ‘‘named executive officers’’):

• An Fengbin - President and Chief Executive Officer (Principal Executive Officer)
• Wen Tong – Chief Financial Officer (Principal Financial Officer)

Name and Principal Position	Year	Salary	Bonus	All Other Compensation	Total

	2009	$71,883	$0	$0	$71,883
	2008	$64,000	$20,000	$0	$84,000
An Fengbin, CEO (1)	2007	$60,000	$15,000	$0	$75,000

	2009	$13,000	$0	$0	$13,000
	2008	$13,000	$5,000	$0	$18,000
Wen Tong, CFO (2)	2007	$0	$5,000	$0	$5,000

(1)
The material terms and provisions of Mr. An’s Employment Agreement are disclosed below. There were no option grants, option exercises, options outstanding or stock vested in 2008 or 2009. We do not offer any pension benefit plans to our employees.  On July 14, 2010, our Board, following the review and recommendation of the Compensation Committee, approved the following changes to An Fengbin’s compensation: (i) to increase his base annual base salary, as set forth in the Employment Agreement, from USD$125,000 to $150,000, effective as of January 1, 2010; (ii) consistent with the terms and provisions of the Employment Agreement, to award him a one-time short term variable incentive pay in the amount of USD$125,000, which represents approximately 1.4% of the Company’s net income before taxes for the fiscal year ended December 31, 2009, and (iii) to grant him 100,000 stock options, with 40,000 options vesting on the date of the grant, 30,000 options – on the 1st anniversary of the grant and the remaining 30,000 options – on the 2nd anniversary of the grant, with an exercise price of $4.27 per share, which was the closing price of the Company’s stock on July 14, 2010.

(2)
On July 14, 2010, our Board, following the review and recommendation of the Compensation Committee, approved the following changes to Wen Tong’s compensation: (i) to increase his  annual base salary from USD$13,000 to $50,000, effective as of January 1, 2010; and (ii) to grant him 60,000 stock options, vesting in 3 equal annual installments, with 20,000 options vesting on the date of the grant, 20,000 options – on the 1st anniversary of the grant and the remaining 20,000 options – on the 2nd anniversary of the grant, with an exercise price of $4.27 per share, which was the closing price of the Company’s stock on July 14, 2010.

Except as described below, we currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.

An Fengbin Employment Agreement

In November 2009, we entered into an Employment Agreement with Mr. An Fengbin, our President and Chief Executive Officer. Under the terms of the Employment Agreement, he will serve as our President and Chief Executive Officer for a term of 5 years. Mr. An is to receive an initial annual salary in the amount of $120,000, with an annual increase of the prior year’s salary thereafter during the term. Additionally, at the discretion of our Compensation Committee, Mr. An is eligible to receive an annual bonus which amount, if any, and payment will be determined by the Committee. Mr. An is entitled to medical, disability, vacation and life insurance benefits, and reimbursement of all reasonable or authorized business expenses. In the event the Employment Agreement terminates, during its term, upon Mr. An’s death, the Company is obligated to pay Mr. An’s estate his base salary amount through the first anniversary of his death (or the expiration of the Employment Agreement if earlier than the anniversary date), as well as pro rata allocation of any bonus based on the days of service during the year of death, and all amounts owing to Mr. An at the time of termination, including previously accrued but unpaid bonuses, expense reimbursements and accrued but unused vacation pay. If Mr. An is unable to perform his obligations under the Employment Agreement for over 180 consecutive days during any consecutive 12 months period, we may terminate the Employment Agreement by written notice to Mr. An delivered prior to the date that he resumes his duties. Upon receipt of such written notice, Mr. An is permitted to request a medical examination under which if he is certified to be incapable of performing his obligations for over 2 additional months, the Employment Agreement would be terminated.

We may terminate the Employment Agreement for Cause, upon notice if at any time Mr. An, among other things: (a) refuses in bad faith to carry out specific written directions of our Board; (b) intentionally takes fraudulent or dishonest action in his relations with us; (c) is convicted of a crime involving an act of significant moral turpitude; or (d) knowingly commits an act or omitted to act in violation of our written policies, the Employment Agreement or any agreements that we may have with third parties and that is materially damaging to our business or reputation. On the other hand, Mr. An may terminate the Employment Agreement upon written notice if, among other things: (a) there is a material adverse change in the nature of his title, duties or obligations; (b) we materially breach the Employment Agreement; or (c) we fail to make any payment to Mr. An (excepting any payment which was not material and which we were contesting in good faith). If Mr. An were to terminate the Employment Agreement for any one of these reasons, or if we terminated the Employment Agreement without Cause, we would be obligated to pay to Mr. An (or in the case of his/her death, his estate), his base salary and any bonus, without any offset, as well as all amounts owing to Mr. An at the time of termination, including previously accrued but unpaid bonuses, expense reimbursements and accrued but unused vacation pay. In the event of a consolidation, merger, transfer of assets or similar transaction, the employment agreement will inure to the benefit of and be assumed by resulting or surviving transferee corporation or entity and will continue in full force and effect and will entitle Mr. An to exactly the same compensation, benefits, perquisites, payments and other rights as would have been their entitlement had such extraordinary corporate transaction not occurred.

The Employment Agreement contains restrictive covenants: (i) preventing the use and/or disclosure of confidential information during or at any time after termination; and (ii) preventing competition with the Company during his employment and for a period of 3 years after termination (including contact with or solicitation of our customers, employees or suppliers). The Employment Agreement also contains other terms and provisions customary for agreements of this nature. Lastly, we indemnify Mr. An for any claims made against him in his capacity as our Chief Executive Officer.

Outstanding Equity Awards at December 31, 2009

There were no outstanding equity awards to the named executive officers at December 31, 2009.

Compensation of Directors

For service during 2009, each non-employee director was entitled to and received options to purchase 30,000 shares of the Company’s common stock and, in addition, the Presiding Director and Acting Chairman of the Board and each committee chair was entitled to and received options to purchase 10,000 shares of our common stock.

All of our directors were appointed to the Board and various committees in July 2009. The following table represents Board compensation in 2009:

Name	Fees Earned or Paid in Cash		Option Awards		All Other Compensation(3)	Total

Francis N. S. Leong	$6,000	(1)	$0	(2)	$0	$6,000

Wen Jiang	$5,000	(1)	$0	(2)	$0	$5,000

Yu Bing(5)	$5,000	(1)	$0	(2)	$0	$5,000

An Fengbin(4)	$0		$0		$0	$0

Wen Tong(4)	$0		$0		$0	$0

Yudong Hou(6)	$0		$0		$0	$0

(1)           For the services on the Board and standing committees thereof, our non-management directors receive the following cash compensation: Mr. Leong - $12,000 per annum, payable in equal quarterly installments of $3,000; Mr. Jiang and Ms. Yu - each $10,000 per annum, payable in equal quarterly installments of $2,500. This compensation covers the member services in connection with, among other things, attending director meetings, whether in person or by telephone conference call.  On July 14, 2010, our Board, following the review and recommendation of the Compensation Committee, approved the following changes to director compensation: (i) to increase the base retainer fee from USD$12,000 to $15,000 for the Chair of the Audit Committee and from USD$10,000 to $12,000 for the Chair of the Compensation Committee and the Nominating Committees, respectively; and (ii) to increase the annual stock option award to the Chair of the Audit Committee from 11,250 to 15,000 stock options and from 7,500 to 12,000 stock options for the Chair of the Compensation Committee and the Nominating Committees, respectively. The Board determined that such changes and grants, including the exercise price of such options) to be effective as of the first business day following the date of the 2010 annual meeting of the Company’s shareholders.

(2)           No stock options were awarded to the members of the Board during 2009. Upon the effectiveness of the  registration statement filed in connection with the initial public offering of the Company’s securities in January 2010, the Company issued 3,750 stock options to each Mr. Jiang and Ms. Yu, and 5,625 stock options to Mr. Leong. All such options have an exercise price of $6.30 per share which was the price of the Company’s initial public offering, will vest immediately and will be exercisable for three years. In accordance with the requirements of FASB Accounting Standards Codification Section 718 (previously SFAS No. 123(R)), the Company will charge the fair value of these options to expense in the first quarter of 2010. Under the Board’s equity compensation policies, non-management directors will subsequently each receive annual grants of options to purchase shares of our common stock at an exercise price equal to the fair market value of the shares on the date of grant in the amounts to be determined by the Board and the Compensation Committee.

(3)           All directors will be reimbursed for their reasonable out of pocket expenses associated with attending meetings. There were no such expenses in 2009.

(4)           Management member of the Board who is not compensated for his Board service.

(5)           Resigned as a Board member for personal reasons effective as of September 1, 2010.

(6)           Appointed effective as of September 13, 2010.

Long Term Incentive Plan

2009 Equity Incentive Plan

In July 2009, our Board adopted, subject to the shareholder approval, the 2009 Equity Incentive Plan (the “Plan”) for our officers, directors, employees and outside consultants and advisors. We have developed this Plan to align the interests of (i) employees, (ii) non-employee Board members, and (iii) consultants and key advisors with the interests of our shareholders and to provide incentives for these persons to exert maximum efforts for our success and to encourage them to contribute materially to our growth. On September 27, 2009, our stockholders approved the Plan. As of the date hereof, we have issued 173,125 options pursuant to the Plan.

The Plan is not subject to the provisions of the Employment Retirement Income Security Act and is not a ‘‘qualified plan’’ within the meaning of Section 401 of the Internal Revenue Code, as amended (the “Code”). The Plan is administered by our Compensation Committee which has exclusive discretion to select the participants who will receive awards under the Plan and to determine the type, size and terms of each award.

Shares Subject to the Plan. We may issue up to 5,000,000 shares under the Plan, subject to adjustment to prevent dilution from stock dividends, stock splits, recapitalization or similar transactions. Certain grants may be made in cash, in our stock, or in a combination of the two, as determined by the Compensation Committee.

Awards under the Plan. Under the Plan, the Compensation Committee may grant awards in the form of incentive stock options, as defined in Section 422 of the Code, as well as options which do not so qualify, stock units, stock awards, stock appreciation rights and other stock-based awards.

Options. The duration of any option shall be within the sole discretion of the Compensation Committee; provided, however, that any incentive stock option granted to a 10% or less stockholder or any nonqualified stock option shall, by its terms, be exercised within 10 years after the date the option is granted and any incentive stock option granted to a greater than 10% stockholder shall, by its terms, be exercised within five years after the date the option is granted. The exercise price of all options will be determined by the Compensation Committee; provided, however, that the exercise price of an option (including incentive stock options or nonqualified stock options) will be equal to, or greater than, the fair market value of a share of our stock on the date the option is granted and further provided that incentive stock options may not be granted to an employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary, as defined in section 424 of the Code, unless the price per share is not less than 110% of the fair market value of our stock on the date of grant.

Stock Units. The Compensation Committee may grant stock to an employee, consultant or non-employee director, on such terms and conditions as the Compensation Committee deems appropriate under the Plan. Each stock shall represent the right of the participant to receive a share of our stock or an amount based on the value of a share of our stock.

Stock Awards. The Compensation Committee may issue shares of our stock to an employee, consultant or non-employee director under a stock award, upon such terms and conditions as the Committee deems appropriate under the Plan. Shares of our stock issued pursuant to stock awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions.

Compensation Committee. The Compensation Committee may establish conditions under which restrictions on stock awards shall lapse over a period of time or according to such other criteria as the Compensation Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

SARs and Other Stock-Based Awards. SARs may be granted to an employee, non-employee director or consultant separately or in tandem with an option. SARs may be granted in tandem either at the time the option is granted or at any time thereafter while the option remains outstanding. Upon the exercise of SARs, the related option will terminate to the extent of an equal number of shares of our stock. The stock appreciation for a SAR is the amount by which the fair market value of the underlying stock on the date of exercise of the SAR exceeds the base amount of the SAR. The Compensation Committee will determine whether the stock appreciation for a SAR is to be paid in the form of shares of stock, cash or a combination of the two.

Other Awards. Other awards may be granted that are based on or measured by our stock to employees, consultants and non-employee directors, on such terms and conditions as the Compensation Committee deems appropriate. Other stock-based awards may be granted subject to achievement of performance goals or other conditions and may be payable in our stock or cash, or in a combination of the two.

Qualified Performance-Based Compensation. The Compensation Committee may determine that stock units, stock awards, SARs or other stock-based awards granted to an employee will be considered ‘‘qualified performance-based compensation’’ under section 162(m) of the Code.

Termination of Employment. If the employment or service of a participant is terminated for cause, the options of such participant, both accrued and future, will terminate immediately. If the employment or service is terminated by either the participant or us for any reason other than for cause, death, or for disability, as defined in Section 22(e)(3) of the Code, the options of the participant then outstanding shall be exercisable by the participant at any time prior to the expiration of the options or within three months after the date of such termination, whichever is shorter, but only to the extent of the vested right to exercise the options at the date of the termination. In the case of a participant who becomes disabled, the rights of the participant under any then outstanding options are exercisable by the participant at any time prior to the expiration of the options or within one year after the date of termination of employment or service due to disability, whichever is shorter, but only to the extent of the vested right to exercise the options at the date of such termination. In the event of the death of a participant, the rights of the participant under any then outstanding options are exercisable by the person or persons to whom these rights pass by will or by the laws of descent and distribution, at any time prior to the expiration of the options or within one year after the date of death, whichever is shorter, but only to the extent of the vested right to exercise the options, if any, at the date of death. The terms and conditions regarding any other awards under the Plan will be determined by the Compensation Committee.

Termination or Amendment of the Plan. Our Board of Directors may at any time terminate the Plan or make such amendments thereto as it deems advisable, without action on the part of our shareholders unless their approval is required under the law. However, no termination or amendment will, without the consent of the individual to whom any option has been granted, affect or impair the rights of such individual. Under Section 422(b)(2) of the Code, no incentive stock option may be granted under the Plan more than ten years from the date the Plan is adopted or the date the Plan is approved by our shareholders, whichever is earlier.

Securities Authorized for Issuance under Equity Compensation Plans

As discussed above, our incentive plan authorizes awards representing up to 5,000,000 shares of common stock.

Equity Compensation Plan Information as of December 31, 2009

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (b)		Number of Securities Remaining Available for Future Issuance (c)
Equity compensation plans approved by security holders	13,125		$6.30	4,986,875

Equity compensation plans not approved by security holders(1)	n/a	$	n/a	n/a
TOTAL	13,125		$6.30	4,986,875

Report of the Audit Committee

The Audit Committee has reviewed and discussed with Andatee’s management and Jewett, Schwartz, Wolfe & Associates (“JSW”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2009, together and separately, the audited financial statements contained in Andatee’s Annual Report on Form 10-K for the 2009 fiscal year.

The Audit Committee has also discussed with JSW the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) which includes, among other items, matters related to the conduct of the audit of Andatee’s financial statements.

The Audit Committee also received and reviewed the written disclosures and the letter from JSW required by SFAS No. 61, as amended and adopted by the Public Company Accounting Oversight Board (“PCAOB”) and has discussed with JSW its independence from Andatee.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Andatee’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee.

September 10, 2010

By:	/s/	Francis N.S. Leong,	Chairman
	/s/	Wen Jiang

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report shall not be deemed to be filed with the SEC or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

Transactions with Related Persons

Except as described below, during the 2009 fiscal year, we were not involved in any related party transactions subject to Item 404 of Regulation S-K.  Pursuant to written Board policies, our executive officers and directors, and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction without the prior consent of the Board. Any request for such related party transaction with an executive officer, director, principal shareholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to the Audit Committee and the Board for review, consideration and approval. All of our directors, executive officers and employees are required to report to the Board any such related party transaction. In approving or rejecting the proposed agreement, the Board will consider the relevant facts and circumstances available and deemed relevant to the Board which will approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as the Board determines in the good faith exercise of its discretion.

Dalian Dongfangzheng Industrial Co., Ltd., (DFZ) which holds 85% equity interest in Dalian Xingyuan, was established by An Fengbin and his wife, Wang Jing, in September 2006. In September 2008, DFZ borrowed $5,436,942 from Donggang Xingyuan for the purpose of short-term funding for its business operations. The borrowing was non-interest bearing. As of September 30, 2009 the balance was paid in full in three separate payments; $4.38 million during February 2009, $120,000 during April 2009, and the remaining balance was paid on August 8, 2009. All material related party transactions will be made or entered into on terms that are no less favorable to use than can be obtained from unaffiliated third parties. Related party transactions that we have previously entered into were not approved by independent directors, as we had no independent directors at that time.

In November 2009, Xingyuan advanced $122,667 to Donggang Aquatic Product Trading Center and Donggang Xingyuan Ship Repair Yard, two companies that are under the control of Mr. An Fengbin. These companies are using these funds, together with approximately $700,000 invested by Mr. An Fengbin through December 31, 2009, to construct facilities in the Donggang port area that would provide marine services that compliment the services offered there by the Company. Mr. An Fengbin is liable to the Company for these advances and is at risk for any losses incurred by these entities, and the Company has no obligations to or on behalf of Donggang Aquatic Product Trading Center and Donggang Xingyuan Ship Repair Yard. The Audit Committee consisting solely of independent and disinterested directors of the Board has reviewed, approved and ratified the terms of the foregoing transaction.

Interest of Certain Persons in Matters to be Acted Upon

Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, nominee for director, or associate of the foregoing persons in any matter to be acted on, as described herein.

Shareholder Proposals and Submissions for Inclusion in the Proxy Statement
for the 2011 Annual Meeting of Shareholders

We presently intend to hold our next annual meeting of shareholders in October 2011.  A proxy statement and notice of the 2010 Annual Meeting will be mailed to all shareholders approximately one month prior to that date.  Shareholder proposals must be received at our principal executive offices located in Dalian, PRC, no later than 120 days prior to the first anniversary of the date of this Proxy Statement; provided, however, that in the event that the date of the next annual meeting is advanced by more than 30 days from the anniversary date of the 2010 Annual Meeting, notice by the shareholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made.  All shareholder proposals received after the deadline will be considered untimely and will not be included in the proxy statement for the next annual meeting. The SEC rules establish a different deadline for submission of shareholder proposals that are not intended to be included in our proxy statement with respect to regularly scheduled annual meetings.  The rules set forth standards as to what shareholder proposals are required to be included in a proxy statement.  Also, the notice must meet the other requirements contained in our Bylaws.  A copy of the relevant Bylaw provisions containing the requirements for making shareholder proposals may be obtained free of charge by contacting our Corporate Secretary at our executive offices at Andatee.

Other Matters

The Board knows of no other matters which will come before the meeting.  However, if any matters other than those set forth in the notice should be properly presented for action, the persons named in the proxy intend to take such action as will be in harmony with the policies of the Company and will use their discretion.

House holding of Proxy Materials

Each year in connection with the annual meeting of shareholders, we are required to send to each shareholder of record a proxy statement, annual report and notice of internet availability of proxy materials, and to arrange for such documents to be sent to each beneficial shareholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because some shareholders hold shares of our common stock in multiple accounts, this process results in duplicate mailings of such documents to shareholders who share the same address. Shareholders may avoid receiving duplicate mailings and save us the cost of producing and mailing duplicate documents as follows:

Shareholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement, annual report and notice of internet availability of proxy materials, you may contact the Corporate Secretary of the Company by calling, emailing or writing at: (tel) 86-411-8360 4683, info@andatee.com, or Andatee China Marine Fuel Services Corporation, c/o Chief Financial Officer, Villa C Dalian International Finance Conference  Center, No. 68 West Binhai Road, Xigang District, Dalian, People’s Republic of China.

Beneficial Shareholders. If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single proxy statement, annual report and notice of internet availability of proxy materials if there are other shareholders who share an address with you. If you currently receive more than one copy of such documents at your household and would like to receive only one copy of each in the future, you should contact your nominee.

Right to Request Separate Copies. If you consent to the delivery of a single proxy statement, annual report and notice of internet availability of proxy materials but later decide that you would prefer to receive a separate copy of each document, as applicable, for each shareholder sharing your address, then please notify us or your nominee, as applicable, and we or they will promptly deliver such additional documents. If you wish to receive a separate copy of such documents for each shareholder sharing your address in the future, you may contact the Corporate Secretary at the address above.

Copies of the exhibits filed with the Company’s Annual Report of Form 10-K for fiscal year ended December 31, 2009 will be sent to shareholders by first class mail, without charge, within one day of the Company’s receipt of a written or oral request for said exhibits.  To request exhibits, please send your written request to: Andatee China Marine Fuel Services Corporation, c/o Chief Financial Officer, Unit C, No. 68 West Binhai Road, Xigang District Dalian, People’s Republic of China; our facsimile is (86 0411) 8360 4683.

ANDATEE CHINA MARINE FUEL SERVICES CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

October 22, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ANDATEE CHINA MARINE FUEL SERVICES CORPORATION

The undersigned hereby appoints An Fengbin and Wen Tong proxies with power of substitution and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of the Company held of record by the undersigned on August 30, 2010 at the Annual Meeting of Shareholders to be held on October 22, 2010, at the offices of Cozen O’Connor at 277 Park Avenue, 20th Floor, New York, NY 10172 at 10 a.m. EST, and at all adjournments thereof, with all powers the undersigned would possess if personally present. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

1.	To elect directors, each to serve until the next annual meeting of shareholders or until each successor is duly elected and qualified:

☐           FOR all nominees

☐           WITHHOLD AUTHORITY

☐           FOR all nominees except as noted below:  Nominee exception(s)

○ An Fengbin                   ○ Francis N.S. Leong                  ○ Wen Tong                       ○ Wen Jiang                       ○ Yudong Hou

2.	To ratify the appointment of Jewett, Schwartz, Wolfe & Associates as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder.  If no direction is made, this proxy will be voted “FOR” proposals 1 and 2.  The undersigned hereby acknowledges receipt of the notice of Annual Meeting and proxy statement furnished in connection therewith.

DATED:

(Signature)

(Signature if jointly held)

(Printed name(s))

Please sign exactly as name appears herein.  When shares are held by Joint Tenants, both should sign, and for signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If held by a corporation, please sign in the full corporate name by the president or other authorized officer.  If held by a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE.  THANK YOU.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

Electronic copies of this proxy statement and proxy card for the 2010 Annual Meeting of Shareholders and are available to you at http://www.cstproxy.com/andatee/2010. Requests for additional copies of the proxy materials should be addressed to Shareholder Relations, Andatee China Marine Fuel Services Corporation. This material will be furnished without charge to any shareholder requesting it.